UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2023, Infinity Pharmaceuticals, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined to delist the Company’s common stock from The Nasdaq Global Select Market due to the Company not having regained compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”) during the 180-calendar-day period (the “Compliance Period”) following the deficiency letter the Company received from the Staff on December 28, 2022, regarding the Company’s noncompliance with the Minimum Bid Requirement, the receipt of which the Company previously disclosed on a Current Report on Form 8-K filed on December 30, 2022.  The Minimum Bid Requirement requires Nasdaq-listed securities to maintain a minimum bid price of $1.00 per share, and for the Company to regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock would have had to have been at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period (Nasdaq has the discretion to monitor a company for as long as 20 consecutive business days before deeming the company in compliance).

The Letter stated that, unless the Company requests an appeal of the delisting determination, the Company’s common stock will be scheduled for delisting at the opening of business on July 7, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.  The Letter stated that the Company may appeal Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, with the Company having until 4:00 p.m. Eastern Time on July 5, 2023 to submit a request for such a hearing.

The Company intends to timely request a hearing before the Panel.  The hearing request will automatically stay the suspension and/or delisting of the Company’s securities pending completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing.  Pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant an extension through a date no later than December 26, 2023. The Company intends to present at the hearing a plan to regain compliance with the Minimum Bid Requirement and request the continued listing of its common stock on The Nasdaq Global Select Market pending such compliance.  However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

As previously disclosed on a Current Report on Form 8-K filed on April 7, 2023, on April 4, 2023, the Company also received a deficiency letter from the Staff of Nasdaq notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) for continued listing on The Nasdaq Global Select Market, as the market value of the Company’s listed securities was less than $50,000,000 for the previous 30 consecutive business days and the Company does not meet any of the alternative listing requirements.   The Company was granted a 180-day grace period to regain compliance with this requirement, which expires on October 2, 2023. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with Nasdaq Listing Rule 5450(b)(2)(A).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s intention to request a hearing and present a plan to regain compliance with the Minimum Bid Requirement, any stay that may be granted with respect to the delisting of the Company’s common stock, the potential success of the Company’s planned appeal and the Company’s ability to regain compliance with Nasdaq rules, involve risks and uncertainties which may cause actual results to differ materially from those stated here.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the timing and outcome of any Nasdaq decision with respect to the Company’s requests, the Company’s ability to successfully formulate and execute a plan to regain compliance with the Minimum Bid Requirement, the future trading price of the Company’s common stock, the potential closing of the proposed merger involving the Company, MEI Pharma, Inc., a Delaware corporation (“MEI”), and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI, and the Company’s ability to continue as a going concern.  You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: June 30, 2023	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer